UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________________________________________
FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 12, 2026
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VICI Properties Inc.
VICI Properties L.P.
(Exact Name of Registrant as Specified in its Charter)
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Maryland (VICI Properties Inc.)	001-38372	81-4177147
Delaware (VICI Properties L.P.)	333-264352-01	35-2576503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (646) 949-4631
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VICI Properties Inc.	☐	Emerging growth company
VICI Properties L.P.	☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

VICI Properties Inc.	☐
VICI Properties L.P.	☐

Item 8.01	Other Events.
On November 12, 2026, VICI Properties L.P. (the “Borrower”), a Delaware limited partnership and subsidiary of VICI Properties Inc. (the “Company”), entered into that certain First Amendment (the “Amendment”) with Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto, which amends that certain Credit Agreement, dated as of February 3, 2025, among the Borrower, the Administrative Agent and the lenders from time to time party thereto (the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”). The Existing Credit Agreement provides for a $2.5 billion senior unsecured revolving credit facility scheduled to mature on February 3, 2029 (the “Revolving Credit Facility”), which includes two six-month maturity extension options in accordance with the terms of the Existing Credit Agreement.

The Amendment provides for a new senior unsecured term loan A facility under the Amended Credit Agreement in an aggregate principal amount of $500 million (the “Term Loan Facility”), scheduled to mature on January 31, 2032. Borrowings under the Term Loan Facility will bear interest, at the Borrower’s option, at either (i) a rate based on SOFR plus a margin ranging from 0.675% to 1.55%, or (ii) a base rate plus a margin ranging from 0.00% to 0.55%, in each case with the actual margin determined according to the Borrower’s debt ratings and total leverage ratio. The proceeds of the Term Loan Facility are available to the Borrower for general corporate purposes, including financing working capital, acquisitions and investments. The Term Loan Facility was fully advanced to the Borrower on November 12, 2026. The Borrower expects to use borrowings under the Term Loan Facility to redeem $500 million of its $729.5 million in aggregate principal amount of 5.750% senior notes due 2027 on November 19, 2026. The Amendment also decreases the interest rate margins applicable to the Revolving Credit Facility by 0.05% at each pricing level. After giving effect to the Amendment, borrowings under the Revolving Credit Facility will bear interest, at the Borrower’s option, for U.S. Dollar borrowings at either (i) a rate based on SOFR plus a margin ranging from 0.625% to 1.35%, or (ii) a base rate plus a margin ranging from 0.00% to 0.35%, in each case, with the actual margin determined according to the Borrower’s debt ratings and total leverage ratio. In addition to U.S. Dollar borrowings, borrowings under the Revolving Credit Facility continue to be available in certain specific foreign currencies, bearing interest based on rates customary for such foreign currencies and subject to the same applicable margins for U.S. Dollar borrowings.

Except as amended by the Amendment, the remaining terms of the Existing Credit Agreement remain in full force and effect. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: November 12, 2026	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary

VICI PROPERTIES L.P.
Date: November 12, 2026	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Secretary